UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act

of 1934 Date of Report (Date of earliest event reported):

July 22, 2015

Commission file number

333-193565

GREENPRO CAPITAL CORP.

(Exact name of registrant as specified in its charter)

(f/k/a GREENPRO INC.)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

98-1146821	7374
(IRS Employer Identification Number)	(Primary Standard Industrial Classification Code Number)

Room 2201, 22/F Malaysia Building

50 Gloucester Road

Wanchai, Hong Kong

(852) 3111 7718

(Address & telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 21, 2015, Board of Directors of Greenpro Capital Corp., a Nevada corporation (the "Company"), approved a change in the Company’s fiscal year end from October 31 to December 31.  The change is intended to improve comparability with industry peers.  As a result of the change, the Company will have a November 2014 fiscal month transition period, the results of which will be separately reported in the Company’s Quarterly Report on Form 10-QT covering the period from November 1, 2014 through December 31, 2014, and in the Company’s Annual Report on Form 10-K for the calendar year ended December 31, 2015.  Following the filing of the transitional quarterly report for the November 2014 fiscal month, the Company will commence reporting on a calendar year schedule with financial results of the quarter ended September 30, 2015, reported on a Quarterly Report on Form 10-Q in November 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2015
Greenpro Capital Corp. /s/ LEE Chong Kuang By: LEE Chong Kuang, Director